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                                                                   EXHIBIT 10(b)

                           COMMERCIAL PROMISSORY NOTE


$1,800,000.00                                               January 14, 1997

           FOR VALUE RECEIVED, each of the undersigned, jointly and severally if more than one (hereinafter collectively referred to as "Borrower"), promises to pay to the order of CORESTATES BANK, N.A., a national banking association (the "Bank"), at any of its banking offices in Pennsylvania, the principal amount of ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000.00) ("Loan"), in lawful money of the United States, plus interest, to be paid as follows:

                            (a) Beginning one month from the date of this Note
and thereafter on the same day of each succeeding month Borrower shall repay the principal of the Loan, in sixty (60) equal successive monthly installments of principal each in the amount of THIRTY THOUSAND DOLLARS ($30,000.00), together with interest monthly on the outstanding principal balance at the fixed rate of 7.85% per annum.

                            (b) All payments shall be applied first to the
payment in full of any cost incurred in the collection of any sum due under this Note, including but not limited to reasonable attorneys' fees, then to the payment in full of any late charges, then to the payment in full of accrued, unpaid interest, then to the payment of any other monies due under this Note or the Loan Documents, and finally to the reduction of the unpaid principal balance of this Note.

           ADDITIONAL TERMS OF THIS NOTE - Each of the following provisions shall apply to this Note, to any extension or modification hereof and to the indebtedness evidenced hereby, except as otherwise expressly stated above or in a separate writing signed by Bank and Borrower.

           INTEREST - Interest shall be calculated on the basis of a 365-day year and shall be charged for the actual number of days elapsed. Accrued interest shall be payable monthly. Accrued interest shall also be payable when the entire principal balance of this Note becomes due and payable (whether by demand, stated maturity or acceleration) or, if earlier, when such principal balance is actually paid to Bank. If the rate at which interest accrues is based on the "Prime Rate", that term is defined as the rate of interest for loans established by Bank from time to time as its prime rate. Said per annum rate of interest shall change each time Bank's prime rate shall change, effective on and as of the date of the change. Interest shall accrue on each disbursement hereunder from the date such disbursement is made by Bank, provided, however, that to the extent this Note represents a replacement, substitution, renewal or refinancing of existing indebtedness, interest shall accrue from the date hereof. Interest shall accrue on the unpaid balance hereof at the rate provided for in this Note until the entire unpaid balance has been paid in full, notwithstanding the entry of any judgment against Borrower.


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           PREPAYMENT - Any prepayment of principal (including any principal repayment as a result of acceleration by Bank of this Note) shall require immediate payment to Bank of a prepayment fee equal to the amount, if any, by which the aggregate present value of scheduled principal and interest payment eliminated by the prepayment exceeds the principal amount being prepaid. Said present value shall be calculated by application of a discount rate determined by Bank in its reasonable judgment to be the yield-to-maturity at the time of prepayment on U.S. Treasury securities having a maturity which most closely approximates the final maturity date of the principal balance then outstanding. Whether or not a prepayment fee is required hereunder, prepayments shall be applied to scheduled installments of principal in the inverse order of their maturity, shall be accompanied by payment of accrued interest on the principal amount being prepaid and, unless this Note has been accelerated by Bank, shall not be permitted in an amount less than the scheduled principal installment immediately prior to final maturity of the outstanding principal balance.

           LATE CHARGE - If any payment which is to be made hereunder is not paid within fifteen (15) days after the date when due, the Borrower shall pay to the Lender a late charge of five cents ($0.05) for each dollar which is so overdue for the purpose of defraying the expense incident to handling such delinquency. This provision shall not be deemed to affect or lengthen the time to cure any default hereunder.

           COLLATERAL - As security for all indebtedness to Bank now or hereafter incurred by Borrower, under this Note or otherwise, Borrower grants Bank a lien upon and security interest in any securities, instruments or other personal property of Borrower now or hereafter in Bank's possession and in any deposit balances now or hereafter held by Bank for Borrower's account and in all proceeds of any such personal property or deposit balances. Such liens and security interests shall be independent of Bank's right of setoff. This Note and the indebtedness evidenced hereby shall be additionally secured by any lien or security interest evidenced by a writing (whether now existing or hereafter executed) which contains a provision to the effect that such lien or security interest is intended to secure (a) this Note or indebtedness evidenced hereby or
(b) any category of liabilities, obligations or the indebtedness of Borrower to Bank which includes this Note or the indebtedness evidenced hereby, and all property subject to any such lien or security interest shall be collateral for this Note.

           EVENTS OF DEFAULT - Each of the following shall be an Event of Default hereunder: (a) the nonpayment when due, after the expiration of the applicable grace period, of any amount payable under this Note or under any obligation or indebtedness to Bank of Borrower or any person liable, either absolutely or contingently, for payment of any indebtedness evidenced hereby, including endorsers, guarantors and sureties (each such person is referred to as an "Obligor"); or (b) the occurrence of an Event of Default under the Term Loan Agreement between Borrower and Bank dated even date herewith.

           BANK'S REMEDIES - Upon the occurrence of one or more Events of Default unless Bank elects otherwise, the entire unpaid balance of this Note and all accrued interest shall be immediately due and payable without notice to Borrower or any Obligor, and Bank may,


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immediately or at any time thereafter, exercise any or all of its rights and remedies hereunder or under any agreement or otherwise under applicable law against Borrower, any Obligor and any collateral. Bank may exercise its rights and remedies in any order and may, at its option, delay in or refrain from exercising some or all of its rights and remedies without prejudice thereto. Upon the occurrence of any such Event of Default or at any time thereafter, Bank may, at its option, and upon five days' written notice to Borrower, begin accruing interest on this Note, at a rate not to exceed two percent (2%) per annum in excess of the greater of (a) the rate of interest provided for above, or (b) the Prime Rate in effect from time to time on the unpaid principal balance hereof; provided, however, that no interest shall accrue hereunder in excess of the maximum rate permitted by law. All such additional interest shall be payable on demand.

           CONFESSION OF JUDGMENT - Upon the occurrence of any default not cured within the applicable grace period, Borrower irrevocably authorizes and empowers any attorney or any clerk of any court of record to appear for and confess judgment against Borrower for such sums as are due and owing on this Note, with or without declaration, with costs of suit, without stay of execution and with reasonable attorneys' fees added for collection fees. If a copy of this Note, verified by affidavit by or on behalf of Bank, shall have been filed in such action, it shall not be necessary to file the original of this Note. The authority granted hereby shall not be exhausted by the initial exercise thereof and may be exercised by Bank from time to time. There shall be excluded from the lien of any judgment obtained solely pursuant to this paragraph all improved real estate in any area identified under regulations promulgated under the Flood Disaster Protection Act of 1973, as having special flood hazards if the community in which such area is located is participating in the National Flood Insurance Program. Any such exclusion shall not affect any lien upon property not so excluded.

           NOTICE TO BORROWER - Any notice required to be given by Bank under the provisions of this Note shall be effective as to each Borrower and each Obligor when given as set forth in the Term Loan Agreement dated even date herewith between Borrower and Bank.

           DISBURSEMENT AND PAYMENTS - The proceeds of this Note, or any portion thereof, may be credited by Bank to the deposit account of Borrower, or disbursed in any other manner requested by Borrower and approved by Bank. If Borrower so requests, Bank may, at its option, disburse the proceeds of this
Note in more than one disbursement on the same or different dates, but except as otherwise agreed by Bank in writing, no action taken by Bank in response to any such request shall be deemed to create or shall imply the existence of any commitment or obligation to pay or credit the undisbursed portion of this Note. All payments due under this Note are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds compromising such payment have actually been received by or made available to Bank. If Borrower is not an individual, Borrower authorizes Bank (but Bank shall have no obligation) to charge any deposit account in Borrower's name for any and all payments of principal, interest, or any other amounts due under this Note.



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           PAYMENT OF COSTS - In addition to the principal and interest payable hereunder, Borrower agrees to pay Bank, on demand, all costs and expenses (including reasonable attorneys' fees and disbursements) which may be incurred by Bank in the collection of this Note or the enforcement of Bank's rights and remedies hereunder.

           WAIVERS, ETC. - Borrower and each Obligor waive presentment, dishonor, notice of dishonor, protest and notice of protest. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege hereunder shall operate as a waiver or modification thereof. No consent, waiver or modification of the terms of this Note shall be effective unless set forth in a writing signed by Bank. All rights and remedies of Bank are cumulative and concurrent and no single or partial exercise of any power or privilege shall preclude any other or further exercise of any right, power or privilege.

           MISCELLANEOUS - This Note is the unconditional obligation of Borrower, and Borrower agrees that Bank shall not be required to exercise any of its rights or remedies against any collateral in which it holds a lien or security interest, or against which it has right of setoff, or against any particular obligor. All representations, warranties and agreements herein are made jointly and severally by each Borrower. If any provision of this Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. To the extent that this Note represents a replacement, substitution, renewal or refinancing of a pre-existing note or other evidence of indebtedness, the indebtedness represented by such pre-existing note or other instrument shall not be deemed to have been extinguished hereby. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. In the event any due date specified or otherwise provided for in this Note shall fall on a day which Bank is not open for business, such due date shall be postponed until the next banking day, and interest and any fees or similar charges shall continue to accrue during such period of postponement. This Note shall be binding upon each Borrower and each additional Obligor and upon their personal representatives, heirs, successors and assigns, and shall benefit Bank and its successors and assigns.

           CONSENT TO JURISDICTION AND VENUE - IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY, EACH UNDERSIGNED PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA WHERE BANK MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COURT.

           WAIVER OF JURY TRIAL - EACH UNDERSIGNED PARTY HEREBY
WAIVES, AND BANK BY ITS ACCEPTANCE HEREOF THEREBY WAIVES TRIAL
BY JURY IN ANY LEGAL PROCEEDING INVOLVING DIRECTLY OR


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INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY
WAY ARISING OUT OF OR RELATED TO THIS NOTE OR THE RELATIONSHIP EVIDENCED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO, ACCEPT OR RELY UPON THIS NOTE.

           IN WITNESS WHEREOF, Borrower intending this to be a sealed instrument and intending to be legally bound hereby, has executed and delivered this Note as of the day and year first above written.


                                             NUCLEAR RESEARCH CORPORATION

                                             /s/ Earl M. Pollock
                                                 -----------------------  (SEAL)
                                             Name:      Earl M. Pollock
                                             Title:     President


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